UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2023

AURORA TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41250	98-1624542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center, Suite 1449 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-0458

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value, $0.0001 per share, one Redeemable Warrant to acquire one-half of one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	ATAKU	The Nasdaq Stock Market LLC
Class A Ordinary Shares	ATAK	The Nasdaq Stock Market LLC
Redeemable Warrants, each two warrants exercisable for one Class A ordinary share at $11.50 per share	ATAKW	The Nasdaq Stock Market LLC
Rights, each 10 rights entitling the holder thereof to one Class A ordinary share	ATAKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 27, 2023, in connection with its Extraordinary General Meeting held on July 27, 2023 (the “Extraordinary General Meeting”), Aurora Technology Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) entered into Amendment No. 2 to the Investment Management Trust Agreement dated February 7, 2022 to change the date on which the Trustee must commence liquidation of the trust account established in connection with the Company’s initial public offering (the “Trust Account”) to the earliest of (i) the Company’s completion of an initial business combination (a “Business Combination”) and (ii) February 9, 2024, provided that the Company deposit into the Trust Account for each one-month extension the lesser of: (x) $135,000 or (y) $0.045 per share multiplied by the number of public shares then outstanding (the “Trust Amendment”). A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary General Meeting, the shareholders approved an amendment to the Company’s amended and restated Articles of Association (the “Articles”):

(i) to extend the date by which the Company has to consummate an initial Business Combination (the “Termination Date”) from August 9, 2023 to September 9, 2023 and to allow the Company, without another shareholder vote, to elect to further extend the Termination Date on a monthly basis for up to five times by an additional one month each time from September 9, 2023 until February 7, 2024 (the “Extension Amendment”);

(ii) to eliminate from the Articles the limitation that the Company shall not redeem Class A ordinary shares included as part of the units sold in the Company’s initial public offering to the extent such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation Amendment”); and

(iii) to provide that the Class B ordinary shares may be converted either at the time of the consummation of the Company’s initial business combination or at any earlier date at the option of the holders of the Class B ordinary shares (the “Founder Conversion Amendment”).

A copy of the amendment to the Articles is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Extraordinary General Meeting, holders of 9,056,731 of the Company’s ordinary shares, which represents approximately 82.16% of the ordinary shares outstanding and entitled to vote as of the record date of June 14, 2023, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved the following proposals (the “Proposals”): (i) the proposal to approve the Extension Amendment, (ii) the proposal to approve the Redemption Limitation Amendment, (iii) the proposal to approve the Founder Conversion Amendment and (iv) the proposal to approve the Trust Amendment.

Approval of Extension Amendment

Votes For	Votes Against	Abstentions
9,056,731	0	0

Approval of Redemption Limitation Amendment

Votes For	Votes Against	Abstentions
9,056,731	0	0

Approval of Founder Conversion Amendment

Votes For	Votes Against	Abstentions
9,056,731	0	0

Approval of Trust Amendment

Votes For	Votes Against	Abstentions
9,056,731	0	0

In connection with the vote to approve the Extension Amendment, the holders of 362,831 Class A ordinary shares elected to redeem their shares for cash at a redemption price of approximately $10.68 per share, for an aggregate redemption amount of approximately $3.9 million, leaving approximately $56.7 million in the trust account.

The information included in Items 1.01 and 5.03 are incorporated by reference in this item to the extent required herein.

The proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the Proposals, was not presented at the Extraordinary General Meeting, as each of the Proposals received a sufficient number of votes required for approval.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Memorandum and Articles of Association

10.1	Amendment No. 2, dated as of July 27, 2023, to the Investment Management Trust Agreement, dated as of February 7, 2022, between the Company and Continental Stock Transfer & Trust Company, as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023

Aurora Technology Acquisition Corp.

By:	/s/ Zachary Wang
Name:	Zachary Wang
Title:	Chief Executive Officer and Chairman